Exhibit 99.4

Consent of Director Nominee of Trailblazer Merger Corporation I

I hereby consent to being identified as a director nominee in the Registration Statement on Form S-1 of Trailblazer Merger Corporation I, a Delaware corporation, and all pre and post-effective amendments and supplements thereto, including the prospectus contained therein, and to all references to me in connection therewith and to the filing of this consent as an exhibit to such Registration Statement and any amendments or supplements thereto.

/s/ Barak Avitbul
Name: Barak Avitbul
Date: January 30, 2023